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                                                                   Exhibit 10.36

                                 DAVID MCINTOSH
                            7932 FLAGLER COURT SOUTH
                            WEST PALM BEACH, FL 33405
                    PHONE (561) 355-3900; FAX (561) 582-5747

                                                                January 24, 2001



Mr. Leon F. Maraist, President
US Diagnostic, Inc.
250 South Australian Avenue
West Palm Beach, FL 33401

Dear Leon:

This will confirm our conversation of yesterday, wherein you agreed, with the consent of the other two Directors, to another extension of my consulting contract with the Company, under the terms set forth below.

         1. I will be paid a fee of $60,000, payable in all events, for leading our efforts in the IRG transaction. That fee will be paid whether the transaction with IRG occurs or not. The fee will be paid for my services in that matter and for the fact that I have committed to provide those services to the exclusion of other business opportunities. Although this fee is fully earned on the date of this letter, I have agreed to defer the payment of the fee for the sake of cash conservation within the Company. Thus fee will be paid over 4 months, at the rate of $15,000 per month, by the 5th day of each month, beginning June, 2001.

         2. If the transaction with IRG closes, I will be paid a success fee in the amount of $200,000 within 10 days of closing.

         3. I will be provided with office space and resources comparable to those which I use now, through the end of this calendar year, so long as the Company occupies space in West Palm Beach.

         4. I will be reimbursed promptly for all Company-related expenses which I incur.



                                                             Sincerely,



ACCEPTED:
                                                              /s/ David McIntosh
/s/ Leon F. Maraist                          2-1-01           ------------------
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Leon F. Maraist, President                 Date